Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

This FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 2, 2005, is by and among Stewart Enterprises, Inc., a Louisiana corporation (the “Company”), each of the parties identified under the caption “Guarantors” on the signature pages hereto (the “Guarantors”), and U.S. Bank National Association, a national banking association and successor to Firstar Bank, N.A., as trustee (the “Trustee”), supplementing that certain Indenture, dated as of June 29, 2001 (the “Indenture”), pursuant to which the Company issued $300,000,000 aggregate principal amount of its 103/4% Senior Subordinated Notes due 2008 (the “Notes”). All capitalized terms used in this Supplemental Indenture that are defined in the Indenture, either directly or by reference therein, have the respective meanings assigned to them therein, except to the extent such terms are otherwise defined in this Supplemental Indenture or the context clearly requires otherwise.

RECITALS

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement certain provisions of the Indenture with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding; WHEREAS, the Company has offered to purchase for cash, on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated January 20, 2005 and the related Consent and Letter of Transmittal, any and all of the outstanding Notes (as amended, supplemented, or modified, the “Offer”); WHEREAS, in connection with the Offer, the Company has solicited consents from the Holders to amend certain provisions of the Indenture as set forth in this Supplemental Indenture;

WHEREAS, the Holders of a majority in principal amount of the Notes outstanding have consented to the amendments to the Indenture set forth in this Supplemental Indenture pursuant to the terms and conditions of the Offer;

     WHEREAS, the Company desires and has requested the Guarantors and the Trustee to join with the Company in the execution and delivery of this Supplemental Indenture for the purpose of amending the Indenture to effect the amendments set forth herein;

     WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company and the Guarantors; and

     WHEREAS, the Company has furnished, or caused to be furnished, to the Trustee, and the Trustee has received, an Officers’ Certificate and an Opinion of Counsel stating, among other things, that this Supplemental Indenture is authorized or permitted by the Indenture;

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

     1. Amendments. Subject to Section 3 below, the following provisions of the Indenture shall be amended as follows:

     (a) Amendments to Article Four. Each of Section 4.03 (Reports), Section 4.04 (Compliance Certificate), Section 4.05 (Taxes), Section 4.07 (Restricted Payments), Section 4.08 (Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries), Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock), Section 4.11 (Transactions with Affiliates), Section 4.12 (Liens), Section 4.13 (Business Activities), Section 4.16 (Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries), Section 4.17 (Designation of Restricted and Unrestricted Subsidiaries), Section 4.18 (Payments for Consent), Section 4.19 (Limitations on Issuances of Guarantees of Indebtedness), Section 4.20 (Sale and Leaseback Transactions), Section 4.21 (Additional Subsidiary Guarantees) and Section 4.22 (Restriction on Transfer of Assets to Non-Guarantor Subsidiaries) of the Indenture is hereby deleted in its entirety and replaced with the phrase “[Intentionally Omitted]”. All references to such deleted sections in the Indenture are also hereby deleted in their entirety.

     (b) Amendments to Article Five. Each of the clauses (3) and (4) of Section 5.01 (Merger Consolidation or Sale of Assets) of the Indenture is hereby deleted in its entirety and replaced with the phrase “[Intentionally Omitted]”. All references to such deleted section in the Indenture are also hereby deleted in their entirety.

     (c) Amendments to Article Six. Each of the clauses (5) and (6) of Section 6.01 (Events of Default) of the Indenture is hereby deleted in its entirety and replaced with the phrase “[Intentionally Omitted]”. All references to such deleted clauses in the Indenture are also hereby deleted in their entirety.

     2. Defined Terms. Any defined terms and the definitions thereof set forth in Section 1.01 (Definitions) of the Indenture or defined terms listed in Section 1.02 (Other Definitions) of the Indenture that are no longer used as a result of the amendments effected by this Supplemental Indenture are hereby deleted and replaced with the phrase “[Intentionally Omitted]”. The definition of any defined term used in the Indenture, where such definition is set forth in any of the sections or clauses that are eliminated by this Supplemental Indenture and the term it defines is still used in the Indenture after the amendments set forth in this Supplemental Indenture become operative pursuant to Section 3, shall be deemed to become part of, and defined in, Section 1.01 (Definitions) of the Indenture; such defined terms, if any, are to be in alphanumeric order within Section 1.01 (Definitions) of the Indenture.

     3. Effect and Operation of Supplemental Indenture. This Supplemental Indenture shall be effective and binding immediately upon its execution by the Company, the Guarantors and the Trustee and thereupon this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Note heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby, but, notwithstanding anything in the Indenture or this Supplemental Indenture to the contrary, this Supplemental Indenture shall not be operative until the acceptance for purchase by the Company of Notes validly tendered and not withdrawn pursuant to the Offer representing a majority in principal amount of the Notes outstanding. If the Offer is terminated or withdrawn, or such Notes are not accepted for payment and paid for any reason, this Supplemental Indenture will not become operative. Except as modified amended by this Supplemental Indenture, all provisions of the Indenture shall remain in full force and effect. In the event of conflict between the terms and conditions contained in the Notes and those contained in the Indenture, as modified and amended by this Supplemental Indenture, the provisions of the Indenture, as modified and amended by this Supplemental Indenture, shall control.

     4. The Trustee.

     (a) Trustee’s Acceptance. Subject to Section 3 above, the Trustee hereby accepts this Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

     (b) Trustee Not Responsible for Recitals. The Trustee shall not be responsible in any manner whatsoever for, or in respect of, the validity or sufficiency of this Supplemental Indenture, or for, or in respect of, the recitals contained herein, all of which recitals are made solely by the Company.

     (c) Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee, whether or not elsewhere herein so provided.

     5. Severability. In the event any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Supplemental Indenture shall not in any way be affected or impaired thereby.

     6. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the “TIA”), that is required under the TIA to be a part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

     7. Benefits of this Supplemental Indenture. Nothing in this Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

     8. Successors. All agreements of the Company, the Guarantors and the Trustee in this Supplemental Indenture shall bind their respective successors.

     9. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF

LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     10. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

     11. Counterparts. The parties hereto may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together shall represent one and the same agreement.

[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

STEWART ENTERPRISES, INC.
By:	/s/ Thomas M. Kitchen
	Name:	Thomas M. Kitchen
	Title:	Executive Vice President and Chief Financial Officer

TRUSTEE: U.S. Bank National Association, as Trustee
By:	/s/ Lori-Anne Rosenberg
	Name:	Lori-Anne Rosenberg
	Title:	Vice President

GUARANTORS:

A.P. BOZA FUNERAL HOME, INC.
ABBEY PLAN OF TEXAS, INC.
ACME MAUSOLEUM CORPORATION
ALL FAITHS MEMORIAL PARK, INC.
ALL SOULS MORTUARY, INC.
AMLING SCHROEDER FUNERAL SERVICE, INC.
ARLINGTON MEMORIAL PARK CEMETERY AND FUNERAL HOME, INC.
ASHES TO ASHES, INC.
ASSUMPTION MORTUARY, INC.
BALDWIN-FAIRCHILD FUNERAL HOMES, INC.
BARSTOW FUNERAL HOMES, INC.
BARTLETT-BURDETTE-COX FUNERAL HOME, INC.
BAY AREA CREMATORY, INC.
BELEW FUNERAL HOME, INC.
BENJAMIN FRANKLIN P. M., INC.
BETH DAVID MEMORIAL CHAPEL, INC.
BOUNDS FUNERAL HOME, INC.
BRUCE OCALA FUNERAL HOME, INC.
BUCHHEIM FAMILY, INC.
C.J. APPLEGATE AND SONS, INC.

CALVARY MORTUARY OF LOS ANGELES, CALIFORNIA, INC.
CASCADE CREMATORY, INC.
CASDORPH & CURRY FUNERAL HOME, INC.
CATALINA CHANNEL CREMATION SOCIETY
CATAWBA MEMORIAL PARK, INC.
CATHOLIC MORTUARY SERVICES, INC.
CEDAR HILL CEMETERY COMPANY, INC.
CEMETERY MANAGEMENT, INC.
CHAPEL HILL CEMETERY, INC.
CHAPEL OF THE ROSES, INC.
CHAPEL OF THE VALLEY FUNERAL HOME, INC.
CHEATHAM HILL MEMORIAL PARK, INC.
CLINCH VALLEY MEMORIAL CEMETERY, INC.
CORNELL & DAGGETT, INC.
CREMATION SOCIETY NORTHWEST, INC.
CREST LAWN MEMORIAL GARDENS, INC.
CURRY & SON FUNERAL HOME, INC.
D.W. NEWCOMER’S SONS, INC.
DAVID C. GROSS FUNERAL HOME, INC.
DeYOUNG MEMORIAL CHAPEL, INC.
DILDAY BROTHERS HUNTINGTON VALLEY MORTUARY
DRUID RIDGE CEMETERY COMPANY
DUNBAR FUNERAL HOME
DUTTON, INC.
DWN PROPERTIES, INC.
E.R. BUTTERWORTH & SONS
EASTERN CEMETERY ASSOCIATES, INC.
EASTLAWN CORPORATION
EMERALD HILLS FUNERAL CORPORATION
EMPRESAS STEWART — CEMENTERIOS, INC.
EMPRESAS STEWART — FUNERARIAS, INC.
EVANS FUNERAL HOME, INC.
EVERGREEN STAPLES FUNERAL CHAPEL, INC.
EVERLY FUNERAL HOMES, INCORPORATED
EVERLY PFP, INC.
FLORIDA HILLS MEMORIAL GARDENS, INC.
FOREST HILLS CEMETERY, INC.
FORT LINCOLN CEMETERY, INC.
FORT LINCOLN FUNERAL HOME, INC.
FUNERAL SECURITY PLANS, INC.
GALLERY GRANITE CORPORATION
GARDEN OF MEMORIES, INC.
GARDINIER COLLETTI MEMORIAL HOME, INC.
GARNER FAMILY FUNERAL HOME, INC.

GARRETT — HILLCREST, INC.
GEORGE WASHINGTON MEMORIAL PARK, INC.
GLEN HAVEN MEMORIAL PARK, INC.
GOOD SHEPHERD MEMORIAL GARDENS, INC.
GORNY & GORNY PATERSON-CLIFTON MORTUARY
GRIFFIN-LEGGETT INSURANCE AGENCY, INC.
GRIFFIN-LEGGETT, INC.
GROSS FUNERAL HOME, INC.
GUARDIAN CREMATION SOCIETY, INC.
HAISTEN FUNERAL HOME OF HENRY COUNTY, INC.
HAISTEN FUNERAL HOMES, INC.
HIGGINS AND SON FUNERAL HOME, INC.
HIGHLAND MEMORY GARDENS, INC.
HILLCREST MEMORIAL CEMETERY, INC.
HINES-RINALDI FUNERAL HOME, INC.
HOLLY HILL MEMORIAL PARK, INC.
HOLY CROSS MORTUARY OF CULVER CITY, CALIFORNIA, INC.
HOLY CROSS MORTUARY OF POMONA, CALIFORNIA, INC.
HOPSON MORTUARY, INC.
HUBBELL FUNERAL HOME AND CREMATORY, INC.
J.P. FINLEY AND SON MORTUARY, INC.
JOHN M. TAYLOR FUNERAL HOME, INC.
KANAWHA PLAZA PARTNERSHIP
KENT R. PALMER, INC.
KICLITER FUNERAL HOME, INC.
KILGORE-GREEN FUNERAL HOME, INC.
KIRK & NICE SUBURBAN CHAPEL, INC.
KIRK & NICE, INC.
KLINGEL-CARPENTER MORTUARY, INC.
KNUTSON FUNERAL HOMES, INC.
LAKE LAWN METAIRIE FUNERAL HOME
LAKE LAWN PARK, INC.
LAKEWOOD MEMORIAL PARK, INC.
LASSILA FUNERAL CHAPELS, INC.
LOI CHARLESTON, INC.
LOMBARD & CO.
LOUDON PARK CEMETERY COMPANY
LOUDON PARK FUNERAL HOME, INC.
LYONS FUNERAL HOME, INC.
MADCEM OF FLORIDA, INC.
MCLAURIN’S FUNERAL HOME, INC.
MEMORIAL PARK CEMETERY, INC.
MEMORIAL SUNSET PARK, INC.

MONTE VISTA BURIAL PARK, INC.
MONTICELLO MEMORY GARDENS, INC.
MONTLAWN MEMORIAL PARK, INC.
MT. JULIET MEMORIAL GARDENS, INC.
MURPHY FUNERAL SERVICE, INC.
N.D. DAVIS & ASSOCIATES, INC.
NATIONAL EXCHANGE TRUST, LTD.
NATIONAL FUNERAL SERVICES, INCORPORATED
NATIONAL HARMONY MEMORIAL PARK, INC.
NAVE FUNERAL HOME OF LEBANON, INC.
NEPTUNE SOCIETY OF NEVADA, INC.
OAKLAWN PARK CEMETERY AND FUNERAL HOME, INC.
OTTO REDANZ FUNERAL HOME, INC.
PARKLAWN, INC.
PARKWOOD MANAGEMENT COMPANY
PASADENA FUNERAL HOME, INC.
PAULEY FUNERAL HOME, INC.
PET HAVEN, INC.
QUEEN OF HEAVEN MORTUARY, INC.
RENO MEMORIAL, INC.
REST HILLS MEMORIAL PARK, INC.
RESURRECTION MORTUARY, INC.
RIVER CITIES FUNERAL CHAPEL, INC.
ROBERTS FUNERAL HOME, INC.
ROSE HAVEN FUNERAL HOME & CEMETERY, INC.
ROYAL PALM MEMORIAL GARDENS, INC.
RUNYAN MANGOLD, INC.
S.E. ACQUISITION OF CALIFORNIA, INC.
S.E. ACQUISITION OF CLIFTON, NEW JERSEY, INC.
S.E. ACQUISITION OF DELANO, CALIFORNIA, INC.
S.E. ACQUISITION OF FREDONIA, NEW YORK, INC.
S.E. ACQUISITION OF GLENDALE, CALIFORNIA, INC.
S.E. ACQUISITION OF LANCASTER, CALIFORNIA, INC.
S.E. ACQUISITION OF LITHONIA, GEORGIA, INC.
S.E. ACQUISITION OF LOS OSOS MORTUARY AND MEMORIAL PARK, INC.
S.E. ACQUISITION OF MALDEN, WEST VIRGINIA, INC.
S.E. ACQUISITION OF MYRTLE CREEK, OREGON, INC.
S.E. ACQUISITION OF NEVADA, INC.
S.E. ACQUISITION OF OAKHURST, CALIFORNIA, INC.
S.E. ACQUISITION OF OREGON, INC.
S.E. ACQUISITION OF OROVILLE, CALIFORNIA, INC.
S.E. ACQUISITION OF PENNSYLVANIA, INC.
S.E. ACQUISITION OF REEDSPORT, OREGON, INC.
S.E. ACQUISITION OF RENO, NEVADA, INC.

S.E. ACQUISITION OF SANTA FE, NEW MEXICO, INC.
S.E. ACQUISITION OF WASHINGTON, INC.
S.E. AUSTRALIA, INC.
S.E. BEND NR, INC.
S.E. BEND TDHM, INC.
S.E. CEMETERIES OF ALABAMA, INC.
S.E. CEMETERIES OF LOUISIANA, INC.
S.E. CEMETERIES OF NORTH CAROLINA, INC.
S.E. CEMETERIES OF SOUTH CAROLINA, INC.
S.E. CEMETERIES OF TEXAS, INC.
S.E. CEMETERIES OF VIRGINIA, INC.
S.E. CEMETERIES OF WEST VIRGINIA, INC.
S.E. CEMETERIES OF WISCONSIN, INC.
S.E. COMBINED SERVICES OF ALABAMA, INC.
S.E. COMBINED SERVICES OF SOUTH CAROLINA, INC.
S.E. COMBINED SERVICES OF TENNESSEE, INC.
S.E. FUNERAL HOMES OF ALABAMA, INC.
S.E. FUNERAL HOMES OF ARKANSAS, INC.
S.E. FUNERAL HOMES OF ILLINOIS, INC.
S.E. FUNERAL HOMES OF LOUISIANA, INC.
S.E. FUNERAL HOMES OF NORTH CAROLINA, INC.
S.E. FUNERAL HOMES OF SOUTH CAROLINA, INC.
S.E. FUNERAL HOMES OF TENNESSEE, INC.
S.E. FUNERAL HOMES OF TEXAS, INC.
S.E. FUNERAL HOMES OF VIRGINIA, INC.
S.E. FUNERAL HOMES OF WEST VIRGINIA, INC.
S.E. GREENWOOD, INC.
S.E. MID-ATLANTIC, INC.
S.E. SOUTH-CENTRAL, INC.
SAN DIEGO CEMETERY ASSOCIATION
SAN FERNANDO MISSION MORTUARY, INC.
SANTA BARBARA FUNERAL SERVICES, INC.
SANTA CLARA MORTUARY, INC.
SCOVERN MORTUARY
SDCA HOLDINGS, INC.
SEMORAN FUNERAL HOME, INC.
SENTINEL CREMATION SOCIETIES, INC.
SIMPLE TRIBUTE OF MARYLAND, INC.
SIMPLICITY PLAN OF CALIFORNIA, INC.
SIMPLICITY PLAN OF TEXAS, INC.
SOUTH DADE-PALMS MEMORIAL PARK, INC.
STEWART ENTERPRISES (EUROPE) INC.
STEWART PRE-NEED SERVICES, INC.
STEWART RESOURCE CENTER, INC.
STEWART SERVICES, INC.
STRICKLIN/SNIVELY MORTUARY

STRONG & BURNS FUNERAL HOME, INC.
SUNSET HILLS MEMORIAL PARK
SUNSET MEMORIAL PARK COMPANY
SYLVAN ABBEY MEMORIAL PARK, INC.
THE NASHVILLE HISTORIC CEMETERY ASSOCIATION, INC.
THE PARKWOOD CEMETERY COMPANY
THE SIMPLICITY PLAN, INC.
TRINITY MEMORIAL GARDENS OF LAKELAND, INC.
TURNER CREMATORY, INC.
TURNER FUNERAL HOMES, INC.
VICTOR V. DESROSIER, INC.
WALLACE E. WHITE & HOWARD J. CALLANAN, INC.
WALSH & WOOD FUNERAL HOME, INC.
WILLIAM W. CHAMBERS, INC.
WILSON FUNERAL HOME, INC.
WOODLAWN MEMORY GARDENS, INC.
WOODLAWN PARK CEMETERY COMPANY

By:	/s/ Loralice A. Trahan
	Name:	Loralice A. Trahan
	Title:	Authorized Person